UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2006

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin		53201-0591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2006, Johnson Controls, Inc. (the "Company") and Giovanni Fiori, Executive Vice President, International of the Company, mutually agreed upon December 31, 2007 as Mr. Fiori’s retirement date in accordance with the terms of the letter agreement between the Company and Mr. Fiori, dated November 29, 2004 (the "Second Letter Agreement"), which related to the letter agreement, dated November 21, 2002, between the Company and Mr. Fiori (the "First Letter Agreement"), and Mr. Fiori’s executive employment agreement with the Company.

The First Letter Agreement and the Second Letter Agreement were filed as Exhibit 10.U to the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2005, and the current form of employment agreement between the Company and all elected officers and certain key employees, including Mr. Fiori, was filed as Exhibit 10.K to the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

July 5, 2006	By:	R. Bruce McDonald

Name: R. Bruce McDonald
Title: Vice President and Chief Financial Officer